Exhibit 99.5

Colony Starwood Homes

Unaudited Pro Forma Consolidated Financial Statements

The following sets forth the unaudited pro forma consolidated balance sheet of Colony Starwood Homes, a Maryland real estate investment trust, together with its consolidated subsidiaries (“we,” “our,” “us” and “our company”), as of March 31, 2017 and our unaudited pro forma consolidated statements of operations for the three months ended March 31, 2017 and the year ended December 31, 2016.

On June 5, 2017, we entered into a purchase agreement under which we will acquire a portfolio of 3,106 single-family residential homes (collectively, the “GI Portfolio”) from Waypoint/GI Venture, LLC (the “GI Acquisition”).

On June 5, 2017, we commenced an underwritten public offering of 19,933,187 of our common shares, par value $0.01 per share (our “common shares”), of which 11,433,187 common shares will be offered by certain selling shareholders (the “Offering”). In addition, we expect to grant the underwriter an option to purchase an additional 2,989,978 common shares from us. Assuming the sale of 8,500,000 common shares in the Offering by us at an assumed public offering price of $35.72 per common share (which was the last reported sale price of our common shares on the New York Stock Exchange (“NYSE”) on June 2, 2017) and that the underwriter has not exercised its option to purchase additional common shares, we expect to receive net proceeds, after deducting estimated expenses payable by us, of approximately $302.9 million. We will not receive any of the proceeds from the sale of common shares in the Offering by the selling shareholders. We intend to use the net proceeds from the Offering to fund a portion of the GI Acquisition and repay amounts outstanding under our SWAY 2014 mortgage loan.

Our unaudited pro forma consolidated financial statements have been derived from our historical consolidated financial statements and the historical statement of revenue and certain expenses and consolidated statement of operations of Waypoint/GI Venture, LLC and Subsidiaries. Our unaudited pro forma consolidated financial statements are being presented as if the GI Acquisition and the Offering had occurred on March 31, 2017 for purposes of our unaudited pro forma consolidated balance sheet and as if the GI Acquisition and the Offering had occurred on January 1, 2016 for purposes of our unaudited pro forma consolidated statements of operations. Assumptions and estimates underlying the adjustments to our unaudited pro forma consolidated financial statements are described in the accompanying notes. The adjustments to our unaudited pro forma consolidated financial statements are based on available information and assumptions that we consider reasonable. Our unaudited pro forma consolidated financial statements do not purport to (i) represent our financial position that would have actually occurred had the GI Acquisition and the Offering occurred on March 31, 2017, (ii) represent the results of our operations that would have actually occurred had the GI Acquisition and the Offering occurred on January 1, 2016 or (iii) project our financial position or results of operations as of any future date or for any future period.

The unaudited pro forma consolidated financial statements reflect a preliminary purchase price allocation and our management’s best estimate based upon available information and may be revised as additional information becomes available and as additional analyses are performed upon finalization of our purchase accounting during the period of closing.

In addition, we anticipate that certain of the assets in the GI Portfolio will be reassessed for property tax purposes after the consummation of the GI Acquisition. Therefore, the amount of property taxes we pay in the future may change materially from what is reflected in Waypoint/GI Venture, LLC’s historical financial statements. Given the uncertainty of the amounts involved, any property tax changes have not been reflected in our unaudited pro forma consolidated financial statements.

Colony Starwood Homes

Unaudited Pro Forma Consolidated Balance Sheet

As of March 31, 2017

(in thousands)

	Our Company Historical (A)	Pro Forma Adjustments		Combined Pro Forma
ASSETS
Investments in real estate:
Land and land improvements	$1,595,371	$227,208	(B)	$1,822,579
Buildings and building improvements	4,469,092	457,188	(B)	4,926,280
Furniture, fixtures and equipment	140,333	8,313	(B)	148,646

Total investments in real estate properties	6,204,796	692,709		6,897,505
Accumulated depreciation	(411,968)	—		(411,968)

Investments in real estate properties, net	5,792,828	692,709		6,485,537
Real estate assets held for sale, net	23,759	122,291	(B)	146,050
Cash and cash equivalents	430,926	(14,045)	(C)	416,881
Restricted cash	159,131	22,300	(B)	181,431
Investment in unconsolidated joint ventures	34,114	—		34,114
Asset-backed securitization certificates	141,103	(11,299)	(D)	129,804
Assets held for sale	50,478	—		50,478
Goodwill	260,230	—		260,230
Other assets, net	71,304	1,748	(B)	73,052

Total assets	$6,963,873	$813,704		$7,777,577

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$90,617	$4,355	(B)	$94,972
Resident prepaid rent and security deposits	60,403	6,429	(B)	66,832
Secured credit facility	—	722,036	(B)(D)	722,036
Mortgage loans, net	3,327,374	222,036	(D)	3,105,338
Convertible senior notes, net	516,493	—		516,493
Liabilities related to assets held for sale	6,005	—		6,005
Other liabilities	87	—		87

Total liabilities	4,000,979	510,784		4,511,763

Equity
Common shares	1,127	85	(C)	1,212
Additional paid-in capital	3,100,597	302,835	(C)	3,403,432
Accumulated deficit	(357,540)	—		(357,540)
Accumulated other comprehensive income	28,681	—		28,681

Total shareholders’ equity	2,772,865	302,920		3,075,785
Non-controlling interests	190,029	—		190,029

Total equity	2,962,894	302,920		3,265,814

Total liabilities and equity	$6,963,873	$813,704		$7,777,577

Colony Starwood Homes

Unaudited Pro Forma Consolidated Statement of Operations

For the Three Months March 31, 2017

(in thousands, except share and per share data)

	Our Company Historical (AA)	Waypoint/GI Venture, LLC (BB)	Pro Forma Adjustments		Combined Pro Forma
REVENUES
Rental income, net	$141,095	$15,215	$—		$156,310
Other property income	7,171	795	—		7,966
Management fees	2,774	—	(1,963)	(CC)	811

Total revenues	151,040	16,010	(1,963)		165,087

EXPENSES
Property operating and maintenance	18,946	2,435	(239)	(CC)	21,142
Real estate taxes, insurance and homeowners association (“HOA”) costs	28,299	2,532	—		30,831
Property management expenses	9,650	744	(630)	(CC)	9,764
Interest expense	38,999	—	4,591	(DD)	43,590
Depreciation and amortization	46,185	—	3,607	(EE)	49,792
Impairment of real estate	443	—	—		443
General and administrative	10,840	—	—		10,840
Share-based compensation	1,561	—	—		1,561

Total expenses	154,923	5,711	7,329		167,963

Net gain on sale of real estate	678	—	—		678
Loss on Extinguishment of Debt	(7,153)	—	—		(7,153)
Equity in income from unconsolidated joint ventures	180	—	—		180
Other income (loss), net	(1,639)	—	—		(1,639)

(Loss) income before income taxes	(11,817)	10,299	(9,292)		(10,810)
Income tax expense	157	—	—		157

Net income (loss) from continuing operations	(11,974)	10,299	(9,292)		(10,967)
Net loss from continuing operations attributable to non-controlling interests	675	—	(127)	(FF)	548

Net (loss) income from continuing operations attributable to common shareholders	$(11,299)	$10,299	$(9,419)		$(10,419)

Net (loss) income from continuing operations per share attributable to common shareholders	$(0.11)				$(0.09)	(GG)

Colony Starwood Homes

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2016

(in thousands, except share and per share data)

	Our Company Historical (AA)	Waypoint/GI Venture, LLC (BB)	Pro Forma Adjustments			Combined Pro Forma
REVENUES
Rental income	$538,191	$58,932	$—			$597,123
Other property income	25,844	3,327	—			29,171
Management fees	11,647	—	(7,974)	(CC	)	3,673

Total revenues	575,682	62,259	(7,974)			629,967

EXPENSES
Property operating and maintenance	83,451	10,920	(1,222)	(CC	)	93,149
Real estate taxes, insurance and HOA costs	110,112	9,460	—			119,572
Property management expenses	34,736	2,717	(2,383)	(CC	)	35,070
Interest expense	152,167	—	18,365	(DD	)	170,532
Depreciation and amortization	178,763	—	14,427	(EE	)	193,190
Impairment of real estate	750	—	—			750
General and administrative	54,332	—	—			54,332
Share-based compensation	2,853	—	—			2,853
Transaction-related expenses	29,496	—	—			29,496

Total expenses	646,660	23,097	29,187			698,944

Net gain on sale of real estate	4,673	—	—			4,673
Equity in income from unconsolidated joint ventures	738	—	—			738
Other income (loss), net	(2,395)	—	—			(2,395)

(Loss) income before income taxes	(67,962)	39,162	(37,161)			(65,961)
Income tax expense	736	—	—			736

Net income (loss) from continuing operations	(68,698)	39,162	(37,161)			(66,697)
Net loss from continuing operations attributable to non-controlling interests	4,145	—	136	(FF	)	4,281

Net (loss) income from continuing operations attributable to common shareholders	$(64,553)	$39,162	$(37,025)			$(62,416)

Net (loss) income from continuing operations per share attributable to common shareholders	$(0.64)					$(0.57)	(GG)

Colony Starwood Homes

Notes to Unaudited Pro Forma Consolidated Financial Statements

1.	Adjustments to Unaudited Pro Forma Consolidated Balance Sheet

The adjustments to our unaudited pro forma consolidated balance sheet as of March 31, 2017 are as follows (dollar amounts in thousands, except per share amounts):

(A)	Reflects our unaudited historical balance sheet as of March 31, 2017.

(B)	The GI Acquisition will be accounted for as an asset acquisition in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 805, Business Combinations, considering the revised framework for determining whether an acquired set of assets and activities is a business, as codified in FASB Accounting Standards Update 2017-01. Accordingly, the total consideration paid will be allocated to the assets acquired and liabilities assumed on a relative fair value basis at the date of acquisition. The following preliminary allocation of the purchase price is based on our preliminary estimates and assumptions and is subject to change based on a final determination of the fair value of the assets acquired and liabilities assumed:

Consideration paid
Cash	$328,264
Debt assumed	500,000

Total consideration paid	$828,264

Allocation of consideration paid
Land and land improvements	$227,208
Building and building improvements	457,188
Furniture, fixtures and equipment	8,313
Real estate held for sale	122,291
Other assets and liabilities, net(1)	13,264

Total consideration paid	$828,264

(1)	Reflects restricted cash and other assets, net acquired in the acquisition, net of accounts payable and accrued expenses and resident prepaid rent and security deposits assumed in the GI Acquisition.

The preliminary allocation to tangible assets (land and land improvements, building and building improvements and furniture, fixtures and equipment) is based upon management’s determination of the estimated fair value of the assets acquired. Estimated asset fair values for the acquired properties were determined on a property-by-property basis and then allocated between land and land improvements, building and building improvements and furniture, fixtures and equipment based upon historical averages for each market or sub-market in which the assets are located. The estimated fair value of each property was estimated using averages of property level broker price opinions (“BPOs”) and automated valuation model values (“AVMs”). Where large discrepancies existed between BPOs and AVMs, an internal desktop valuation was conducted to determine the appropriate fair value estimate. Additionally, an income approach was used that relied upon internally determined assumptions that we believe are consistent with current market conditions for similar assets.

The GI Portfolio includes of 386 properties that management anticipates will be disposed of within one year of closing the GI Acquisition. The aggregate fair value of these identified properties, which was determined consistent with the process discussed above, is presented as real estate held for sale in the table above.

Management assessed the above or below market component of in-place leases, including the value of in-place leases for the acquired properties, and determined that the value attributable as a lease intangible asset, if any, is immaterial due to the short duration of the average remaining lease term of the acquired leases.

The fair value of debt assumed was determined to approximate its outstanding principal amount, based upon current market interest rates for comparable debt financings, which management has determined to be consistent with the contractual interest rates on the debt being assumed.

The carrying value of other assets acquired and liabilities assumed, which are shown as other assets, net in the table above, approximates fair value.

(C)	Reflects the sale by us of 8,500,000 common shares in the Offering at an assumed public offering price of $35.72 per common share (which was the last reported sale price of our common shares on the NYSE on June 2, 2017), net of the estimated expenses payable by us, a portion of which will be used to partially fund the cash consideration paid for the GI Acquisition. Net proceeds from the Offering were calculated as follows:

Gross proceeds from the Offering	$303,620
Estimated expenses payable by us	700

Net proceeds	$302,920

Common shares	$85
Additional paid-in capital	302,835

Net proceeds	$302,920

The difference between (i) the estimated net proceeds from the Offering and amounts drawn on our existing credit facility and (ii) the total consideration paid net of debt assumed (see Note B) and debt paid down (see Note D) is reflected as a reduction in cash and cash equivalents.

(D)	Reflects the use of a portion of the net proceeds from the Offering to pay off $222.0 million of the principal amount of our SWAY 2014 mortgage loan, of which $11.3 million represents retained Class G Certificates. The net liability balance of our SWAY 2014 mortgage loan shown on our balance sheet as of March 31, 2017 was $510.7 million, net of deferred financing costs and our retained Class G certificate. Subsequent to March 31, 2017, we paid down $300.0 million of this balance, as disclosed in Note 16, Subsequent Events, in our Quarterly Report on Form 10-Q for the three months ended March 31, 2017. Management intends to draw approximately $222.0 million on our existing credit facility at the time of closing of the Offering and to use approximately $106.2 million of cash on hand (including approximately $92.2 million of net proceeds of the Offering in excess of the SWAY 2014 mortgage loan payoff) to facilitate the GI Portfolio Acquisition.

2.	Adjustments to Unaudited Pro Forma Consolidated Statements of Operations

The adjustments to our unaudited pro forma consolidated statements of operations for the three months ended March 31, 2017 and year ended December 31, 2016 are as follows (dollar amounts in thousands):

(AA)	Represents our unaudited historical statements of operations for the three months ended March 31, 2017 and our audited historical statements of operations for the year ended December 31, 2016.

(BB)	The tables below reflect the property-level net operating income of the GI Portfolio and are derived from the unaudited historical statement of revenues and certain expenses of the Waypoint/GI Venture, LLC and Subsidiaries for the three months ended March 31, 2017 and the audited historical consolidated statement of operations of Waypoint/GI Venture, LLC and Subsidiaries for the year ended December 31, 2016, which are included as Exhibits 99.3 and 99.4 to this Current Report on Form 8-K, as reclassified to conform to the historical presentation in our consolidated statements of operations and adjusted, in the case of the audited historical consolidated statements of operations of Waypoint/GI Venture, LLC and Subsidiaries, to exclude other income (expense) items that are not expected to have a continuing impact on our consolidated statements of operations and are not consistent with statement of revenue and certain expenses of Waypoint/GI Venture, LLC and Subsidiaries.

Three Months ended March 31, 2017

	Waypoint/GI Venture, LLC Historical	Reclassifications		Waypoint/GI Venture, LLC
Rental Revenue
Rental income	$—	$15,215	(1)	$15,215
Rental revenue, net	16,010	(16,010	)(1)	—
Other property income	—	795	(1)	795
Management fees	—	—		—

Total operating revenue	16,010	—		16,010

Operating Expenses
Property operating and maintenance	—	2,435	(2)	2,435
Real estate taxes, insurance and HOA costs	—	2,532	(3)	2,532
Property management expenses	—	744	(4)	744
Home services	1,595	(1,595	)(2)	—
Residential services	630	(630	)(4)	—
Leasing	—	—		—
Utilities	387	(387	)(2)	—
Taxes and insurance	2,436	(2,436	)(3)	—
Other property expenses	663	(663	)(2)(3)(4)	—

Total operating expenses	5,711	—		5,711

Net operating income	$10,299	$—		$10,299

(1)	Reflects reclassification of “Rental revenue, net” of $16,010 to “Rental income” and “Other property income.”

(2)	Reflects reclassification of “Home services” of $1,595, “Utilities” of $387 and $453 of “Other property expenses” to “Property operating and maintenance.”
(3)	Reflects reclassification of “Taxes and insurance” of $2,436 and $96 of “Other property expenses” to “Real estate taxes, insurance and HOA costs.”
(4)	Reflects reclassification of “Resident services” of $630 and $114 of “Other property expenses” to “Property management expenses.”

Year ended December 31, 2016

	Waypoint/GI Venture, LLC Historical	Reclassifications		Waypoint/GI Venture, LLC
Rental Revenue
Rental income	$—	$58,932	(1)	$58,932
Rental revenue, net	62,259	(62,259	)(1)	—
Other property income	—	3,327	(1)	3,327
Management fees	—	—		—

Total operating revenue	62,259	—		62,259

Operating Expenses
Property operating and maintenance	—	10,920	(2)	10,920
Real estate taxes, insurance and HOA costs	—	9,460	(3)	9,460
Property management expenses	—	2,717	(4)	2,717
Home services	7,273	(7,273	)(2)	—
Residential services	2,383	(2,383	)(4)	—
Leasing	113	(113	)(4)	—
Utilities	1,090	(1,090	)(2)	—
Taxes and insurance	8,919	(8,919	)(3)	—
Other property expenses	3,319	(3,319	)(2)(3)(4)	—

Total operating expenses	23,097	—		23,097

Net operating income	$39,162	$—		$39,162

(1)	Reflects reclassification of “Rental revenue, net” of $62,259 to “Rental income” and “Other property income.”
(2)	Reflects reclassification of “Home services” of $7,273, “Utilities” of $1,090 and $2,557 of “Other property expenses” to “Property operating and maintenance.”
(3)	Reflects reclassification of “Taxes and insurance” of $8,919 and $541 of “Other property expenses” to “Real estate taxes, insurance and HOA costs.”
(4)	Reflects reclassification of “Resident services” of $2,383, “Leasing” of $113 and $221 of “Other property expenses” to “Property management expenses.”

(CC)	Reflects the reversal of amounts paid to us under the terms of the Amended Management Agreement between our company and Waypoint Real Estate Group, LLC, which will be terminated at closing of the GI Acquisition.

(DD)	Reflects (i) a reduction of interest expense related to the pay down of our SWAY 2014 mortgage loan, (ii) an increase of interest expense related to the assumed draw on our existing credit facility, and (iii) an increase in interest expense related to debt assumed as part of the GI Acquisition, calculated using the contractual interest rate for the assumed debt in effect as of the acquisition date. Management believes that the contractual interest rate of the assumed debt approximates a market interest rate as of the acquisition date and has not adjusted for any amortization related to a net premium or discount resulting from a fair value adjustment of the assumed debt. Our assumption of such debt is subject to approval of its lender, which we cannot assure that we will be able to obtain. If we do not obtain such approval, we will fund a larger portion of the GI Acquisition by borrowing under our existing credit facility.

(EE)	Reflects depreciation and amortization expense for the three months ended March 31, 2017 and year ended December 31, 2016, which has been calculated and presented based on the preliminary estimated fair values of the real estate and intangible assets described in Note B, exclusive of acquired properties that we anticipate will be sold within one year of closing and as such are reflected as held for sale. Estimated useful lives are as follows:

Land improvements	20 years
Building and building improvements	30 years
Furniture, fixtures and equipment	7 years

In utilizing these useful lives for determining the pro forma adjustments, management considered the expected remaining useful life of each property as of the date of acquisition and its maintenance history, as well as anticipated future maintenance needs.

(FF)	Reflects the allocation of the net effect of the pro forma adjustments summarized above on net income (loss) to noncontrolling interests in our operating partnership based upon weighted average common units of limited partnership interest outstanding during each period.

(GG)	Pro forma loss per common share—basic and diluted is calculated by dividing pro forma consolidated net loss allocable to our company’s shareholders by the number of pro forma weighted average common shares outstanding for the three months ended March 31, 2017 and year ended December 31, 2016, which were 113,093,904 (comprised of 104,593,904 weighted average common shares outstanding and the 8,500,000 common shares in connection with the Offering) and 110,133,326 (comprised of 101,633,326 weighted average common shares outstanding and the 8,500,000 common shares in connection with the Offering), respectively. The pro forma loss per common share assumes the additional common shares issued in connection with the Offering (see Note C) had been outstanding for the entire period presented.